Exhibit 99.1

Y-mAbs Therapeutics Announces Resignation of Chief Financial Officer

New York, NY, March 14, 2024 – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB), a commercial-stage biopharmaceutical company focused on the development and commercialization of novel radioimmunotherapy and antibody-based therapeutic products for the treatment of cancer, today announced that Chief Financial Officer, Bo Kruse, has notified the Company of his resignation. Y-mAbs has commenced a search process for a successor. Mr. Kruse will remain in the Chief Financial Officer role until his successor is identified and joins the Company. He will then continue as a non-executive employee from the time his successor joins the Company through July 31, 2024, after which it is expected that Mr. Kruse will be available to the Company for a period of time to support a smooth transition of the Chief Financial Officer role.

“Bo joined at Y-mAbs’ inception and has served as a dedicated financial steward throughout the company’s remarkable growth journey,” said Michael Rossi, President and Chief Executive Officer. “He has been a valued member of our leadership team. Through his responsible capital management, Bo will be leaving Y-mAbs in a strong position as we continue our mission of providing better and safer cancer therapies to patients. On behalf of the Board and the entire team at Y-mAbs, I want to thank Bo for his leadership and commitment to this company. We wish him the best in all his future endeavors.”

“I am grateful for Bo’s executive partnership and dedication to Y-mAbs over the last nine years,” said Thomas Gad, Founder, Vice Chairman of the Board of Directors and Chief Business Officer. “Bo played an important role in building what Y-mAbs is today, a financially independent commercial-stage company with an exciting future ahead. We respect Bo’s decision and, with his support, anticipate effecting a smooth transition as we identify and onboard a new Chief Financial Officer.”

“It has been an honor and a privilege to serve as Chief Financial Officer of Y-mAbs since its founding in April 2015,” said Mr. Kruse. “While I believe now is the time for a new venture, I have confidence in Y-mAbs’ plans for DANYELZA and the continued advancement of its novel pretargeted radioimmunotherapy technology platform and programs through clinical development. I look forward to following the company’s success.”

About Y-mAbs

Y-mAbs is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, radioimmunotherapy and antibody-based therapeutic cancer products. The Company’s technologies include its investigational Self-Assembly DisAssembly (“SADA”) Pretargeted Radioimmunotherapy Platform (“PRIT”) and bispecific antibodies generated using the Y-BiClone platform. The Company’s broad and advanced product pipeline includes the anti-GD2 therapy DANYELZA® (naxitamab-gqgk), the first FDA-approved treatment for patients with relapsed or refractory high-risk neuroblastoma in the bone or bone marrow after a partial response, minor response, or stable disease to prior therapy.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, implied and express statements regarding the future of the Company’s business, including with respect to expansion and its goals; the Company’s plans and strategies, development, commercialization and product distribution plans; expectations with respect to the Company’s products and product candidates, including potential benefits thereof, and the potential of the SADA Technology and potential benefits and applications thereof; statements with respect to SADA as a differentiated radioimmunotherapy platform; expectations relating to the SADA Technology, including expectations with respect to current and future clinical and pre-clinical studies and the Company’s research and development programs; expectations that the Company will continue to advance novel oncology therapies and its lead clinical programs to provide better and safer cancer therapies to patients; statements about the transition of the Company’s chief financial officer role and identification and commencement of a successor chief financial officer; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ “hope,” ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with the Company’s financial condition and need for additional capital; the risks that actual results of the Company’s restructuring plan and revised business plan will not be as expected; risks associated with the Company’s development work; cost and success of the Company’s product development activities and clinical trials; the risks of delay in the timing of the Company’s regulatory submissions or failure to receive approval of its drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of product candidates; development of sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for products; the risks related to the Company’s dependence on third parties including for conduct of clinical testing and product manufacture; the Company’s inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of the Company’s intellectual property rights; risks related to employee matters and managing growth; risks related to the Company’s common stock, risks associated with macroeconomic conditions, including the conflict between Russia and Ukraine and sanctions related thereto, the state of war between Israel and Hamas and the related risk of a larger conflict, inflation, increased interest rates, uncertain global credit and capital markets and disruptions in banking systems; and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and future filings and reports by the Company. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

DANYELZA® and Y-mAbs® are registered trademarks of Y-mAbs Therapeutics, Inc.

Investor Contact:

Courtney Dugan

VP, Head of Investor Relations

cdu@ymabs.com